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                             GREAT FALLS GAS COMPANY
                           INCENTIVE STOCK OPTION PLAN


THIS AGREEMENT, made in Great Falls, Montana on this 6th day of November, 1992, between Great Falls Gas Company (hereinafter referred to as "Company") and hereinafter referred to as "Optionee"), an employee of the Company or a subsidiary thereof.

WHEREAS, the Company desires to maintain and develop personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options:

NOW, THEREFORE, in consideration of the mutual agreements stated hereinafter, the Company and Optionee agree that:

1. STOCK OPTION. The Company hereby grants to the Optionee and the Optionee accepts an incentive option to purchase 2200 shares of the Company's stock at any time prior to November 6, 1997 at a purchase price of $14.25 per share, all subject to the terms, provisions and conditions of this Agreement and of the Company's 1984 Stock Option Plan (hereinafter referred to as the "Plan"), which is incorporated herein by reference. Should there be any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This option may be exercised in the following manner. In the first twelve months from the date of this agreement no more than twenty percent (440) of the options granted herein may be exercised; in the next succeeding twelve months no more than forty percent (880) of said options shall be exercisable, in the next succeeding twelve months no more than sixty percent (1320) of said options shall be exercisable; in the next succeeding twelve months no more than eighty percent (1760) of the options shall be exercisable. Other than the foregoing restriction this Agreement shall be exercised in the manner provided in the Plan as to all or any part of the shares of stock subject to the option from time to time during the option period, and exercise of the option as to part of such shares shall not exhaust or terminate the option. The option shall be exercised as to not less than One Hundred (100) shares at any one time, however. Payment of the option price shall be made concurrently with the exercise of the option as provided in the Plan.

2. LIMITATION ON AMOUNT. In any calendar year, the aggregate fair market value (such value being determined as of the time the option is granted) of stock for which Optionee may be granted Incentive Stock Options shall not exceed One Hundred Thousand Dollars (100,000) plus any unused limit carryover to such year. (Any unused limit carryover amount shall be

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     determined as prescribed by Section 422A(c)(4) of the Internal Revenue Code
     of 1954, or similar provisions in succeeding enactments, and the regulations and rulings promulgated thereunder). In determining the maximum permissible value of Incentive Stock Options which may be granted to Optionee in any calendar year, all Incentive Stock Options granted under Incentive Stock Option Plans of the Company and its divisions or subsidiary corporations shall be considered in the aggregate. This annual $100,000 limitation shall not apply to any stock option which is not an Incentive Stock Option as defined by Section 433A of the Internal Revenue Code of
     1954 (or similar provisions in succeeding enactments).

3. EXERCISE OF OPTION. All Incentive Stock Options must be exercised sequentially; i.e., no Incentive Stock Option may be exercised by any one individual while there is outstanding any Incentive Stock Option to that same individual which was granted prior to the grant date of the Incentive Stock Option sought to be exercised. Any outstanding Incentive Stock Option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

4. PERCENT SHAREHOLDER RULE. Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the Optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code), common stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422A(c)(8) of the Code, and the option price shall be not less than 110% of the fair market value of the common stock of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

5. NON-TRANSFERABILITY AND TERMINATION OF EMPLOYMENT. No option granted under the Plan shall be transferable by an Optionee, otherwise than by will or the laws of descent of distribution as provided in Section 9(c) of the Plan. During the lifetime of an Optionee, the option shall be exercisable only by such Optionee. In the event that Optionee ceases to be employed by the Company or its subsidiaries, if any, for any reason other than his gross and willful misconduct or his death or disability, such Optionee shall have the right to exercise the option at any time within three (3) months after such termination of employment to the extent of the full number of shares he was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

6. DILUTION OR OTHER ADJUSTMENTS. If there shall be any change in the common stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other

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     change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Committee. In the event of any such changes adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan and the number of shares and the price per share subject to outstanding options.

7. RIGHTS OF OPTIONEE NOT THAT OF SHAREHOLDER. The Optionee shall have no rights as a shareholder in respect of shares as to which this option shall not have been exercised and payment made as provided in the Plan, and the Optionee shall not be considered or treated as a record owner of shares with respect to which this option is exercised until the date that the stock certificate or certificates are actually issued and such issuance reflected on the stock records of the Company.

8. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its Compensation Committee thereunto duly authorized, and the Optionee has signed the same, in duplicate originals, on the date and year first above written.

                             GREAT FALLS GAS COMPANY




/s/ Ian B. Davidson                          /s/ Thomas N. McGowen, Jr.
------------------------------               --------------------------
Ian B. Davidson                              Thomas N. McGowen, Jr.



                                             /s/ Timothy J. Moylan
                                             --------------------------
                                             Timothy Moylan



                                             /s/ John P. Allen
                                             --------------------------
                                             Optionee